EXHIBIT 10.4


                         VALUE ADDED RESELLER AGREEMENT


                                     between



                    GAP AG fur GSM Applikationen und Produkte
                      - Hereinafter referred to as "GAP" -



                                       and


  SMART TECHNOLOGY, Inc. and all current and future subsidiaries and affiliates
 - Hereinafter collectively referred to as "Smart" or "The Value-Added Reseller" or "The VAR"






      GAP and the VAR hereinafter referred to individually as "a Party" and collectively as "the Parties"






                             Dated February 5, 2003








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Preamble

The VAR is one of the leading companies for GSM-communication solutions in the Territory (see definition below). The VAR sees the sales of contractual products of GAP presently as its core business.

The strategic target is to achieve an annual sales volume of a minimum of 1000 Terminals (see definition below) in the Territory of France in 2003, which includes an initial order of 50 HiPer and 10 BCmini.

A further strategic target is to achieve an annual sales volume of a minimum of 2,840 Terminals (see definition below) in the Territory of Middle East (see 1.2.) within the first 12 months following the signature the initial purchase of 250 units for the Territory of the Middle East.

HiPer and BCmini and all future products conceived, marketed or manufactured by GAP are herein referred to as the "Terminals".

1.   Subject of the agreement

1.1. GAP hereby grants the VAR the exclusive and/or non-exclusive right to sell the Contractual Products in the Territory as defined in Annex 1.


1.2. The territory  (the  "Territory")  is -France  (exclusive  right) and Saudi
     Arabia,   UAE,   Kuwait,   Yemen,   Bahrain,   Qatar,   Syria  and  Lebanon
     (non-exclusive right subject to provisions of Section 17).

1.3. Contractual Products are the products, systems and services as listed in Annex 1. This list can be modified with the addition of new products in the future, or the deletion of outdated products on an exclusive or non-exclusive basis after prior agreement between GAP and the VAR.


2.   Sales Activities


2.1. The VAR shall use its best efforts to promote and sell Contractual Products in the Territory. The VAR shall maintain the organisation necessary to ensure optimum sales activity for Contractual Products.


     For this purpose, the VAR shall, among other things:

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     2.1.1. maintain a stock of 10 Contractual  Products,  which is commensurate with the expected business. Conversely, from the date of signature of this agreement, GAP commits to have available standing Terminals inventory of 60 units at all times that can be shipped to the VAR within 7 working days of order, with the limitation that the VAR is not allowed to place repeat orders for those units sooner than every 6 weeks. GAP also commits, from the date of signature of this agreement to have available standing Terminals inventory of 100 units at all times that can be shipped to the VAR within 6 weeks of order;


     2.1.2. set up maintenance, workshop facilities and showrooms corresponding to the requirements of the business;


     2.1.3. act and invest into the organisation and sales activities according to the sales and marketing plan of Annex 4 with the target to achieve above mentioned strategic targets;


     2.1.4. in the framework of Annex 5, provide adequate technical service for regular maintenance and repair of Contractual Products in the Territory, regardless of when and how these products have been brought into the Territory, as long as these Contractual Products have been sold by Smart, and maintain a stock of spare parts sufficiently to satisfy customer demand;


     2.1.5.  maintain  adequate  installation,   building  and/or  commissioning
          capabilities, as the case may be.


2.2. At Smart's reasonable request and GAP's reasonable time, GAP shall furnish the VAR free of charge with product lists and other sales literature in appropriate quantity in English, if available. Furthermore, GAP shall assist the VAR, upon request, to the extent feasible in producing special sales literature according to the terms of a separate agreement.


2.3. The VAR shall strictly comply with all laws and regulations regarding the performance of its activities applicable in the Territory. The VAR is responsible that the terminals are compliant with the codes, rules and
     regulations  of  each  country  within  the  Territory.   In  case  product
     adjustments are requested, the necessary costs and resources have to be discussed aiming at a feasible and economic mutual arrangement.







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3. Transactions


3.1. Transactions concerning Contractual Products shall be performed by the VAR in its own name and for its own account.


3.2. The VAR shall place its orders directly with GAP and all correspondence concerning VAR's orders, deliveries and payments shall be addressed to GAP.


3.3. Prices for Contractual Products and Services purchased by the VAR are quoted in regularly updated price lists according Annex 2 or in the offers made by GAP in individual cases.


3.4. Payment shall be remitted to GAP in accordance with the general or special terms of payment agreed upon with the VAR in Annex 2. Payment shall be deemed to have been effected on the day on which GAP is unconditionally free to dispose of the paid amount at a paying office chosen by GAP within or outside of the Federal Republic of Germany. GAP may assign to third parties, any payment claims arising from this Agreement with the consent of the VAR. Such consent shall not be unreasonably withheld.


4.   Scope and Limitation of VAR's Authority



4.1. The VAR shall not assume obligations in the name or on the account of GAP and shall not make any representations or warranties on behalf of GAP, except as expressly authorised by GAP.


4.2. The VAR shall be deemed at all times to be an independent contractor and nothing contained herein shall be deemed to create the relationship of employer and employee, partnership, joint venture, or principal and agent between the VAR and GAP. Therefore, the VAR shall not be entitled to any commission.


5.   Use of the Name GAP and of the Trademark "GAP" and other Trademarks


5.1. Reference to "GAP" can be made on the VAR's stationery, visiting cards, sales promotional or other written material only with the prior written approval of GAP. GAP and the VAR will exchange customer references for marketing purposes.



5.2. Subject to revocation by GAP at any time under the important reasons and of the events of default as stipulated in subsection 17.1, the VAR shall be permitted to use the trademark GAP and other trademarks registered in GAP's name for advertising and promotional

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     purposes,  provided that the VAR observes the applicable GAP directives and uses only those trademark designs approved in writing in advance by GAP. Upon request by GAP or if required by law, GAP and the VAR shall conclude a separate trademark license agreement.


5.3. The VAR is not allowed to remove or cover the GAP trademark or GAP product name on Contractual Products. GAP authorises the use of the Smart logo on all Terminals purchased from GAP.


5.4. In addition, GAP will provide at Smart's reasonable request and under conditions that will be determined at a future date, all labelling, shipping and identifying literature regarding the Contractual Products sold in the Territory.


5.5. Upon termination of this Agreement, the VAR shall immediately cease to use in any manner whatsoever the name GAP and the trademark GAP, as well as any other trademark in which GAP has any rights.


6.   Advertising


6.1. The VAR shall advertise and promote the Contractual Products in a manner intended to achieve optimum development of the business.


6.2. Following agreement by the Parties, GAP shall advise the VAR, upon VAR's reasonable request, regarding planning, organisation and implementation of advertising for the Contractual Products. In addition, GAP shall supply the VAR, upon VAR's reasonable request, with sufficient requisite material needed for the VAR's own production of advertising material.


7.   Reporting

The VAR shall make regular reports to GAP in the manner and at the intervals requested, in any event on a quarterly basis, about material events regarding the business with the Contractual Products, the market situation, business prospects, activities of competitors and other pertinent developments.





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8.   Training of Personnel and Implementation

Subject to prior agreement concerning the number of trainees and the kind, extent, location and duration of their training, GAP shall train suitably qualified personnel of the VAR. Unless otherwise agreed upon, the VAR shall bear the costs for the trainees, including travel and living expenses,


9.   Inquiries

The VAR shall forward to GAP any and all inquiries regarding the Contractual Products that are received from countries located outside the Territory. The VAR, however, shall have no claim to compensation from the aforementioned referrals.


10.  Non-Competition


10.1. The VAR shall not, without the prior written consent of GAP:

     10.1.1. copy Contractual Products or parts thereof;


     10.1.2. develop, manufacture, act as intermediary for, or distribute products that compete directly or indirectly with Contractual Products of parts thereof (products which are in the product portfolio at date of signature are excluded); or


     10.1.3. manufacture or purchase products which are to be integrated or combined with the Contractual Products.


Without the prior written consent of GAP, the VAR shall not promote, mediate or sell Contractual Products outside the Territory.


11.  Third Party Claims


11.1.The VAR shall inform GAP immediately in the event a third party, directly or indirectly, brings a claim against GAP, including but not limited to claims where the VAR intends to claim indemnification from GAP. The VAR shall not of its own accord acknowledge such claims by third parties. The VAR shall assist GAP in defending such claims, including but not limited to claims arising in a lawsuit, and shall act only in accordance with the written instructions of GAP. GAP shall reimburse the VAR for expenses incurred in such defence.

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11.2.If a third party raises  well-founded claims against the VAR on the grounds of or in connection with an infringement of intellectual property rights due to the delivery of the Contractual Products to the VAR and/or its sub-VAR(s), sub-licensee(s) and distributor(s) as the case may be, or the sale of the Contractual Products to the end-users, GAP shall be obliged, at its own discretion and cost and to the exclusion of any further liability on the part of GAP either:


     11.2.1. to acquire the rights of use from the person or entity entitled to grant such rights; or


     11.2.2. to modify the product components subject to the infringement contention in order to remove the claim of rights infringement; or


     11.2.3. to replace the infringing product components with non-infringing components; or


     11.2.4. as a last resort, to take back the Contractual Products subject to the dispute against reimbursement of the price paid by the VAR and/or its sub-VAR, sub-licensees and distributors as the case may be if the Contractual Products remain in the distribution channel, or extend an offer to the end users to repurchase the Contractual Products at the sales price minus depreciation.

Claims shall be deemed well founded only if they are acknowledged as such by GAP or finally adjudicated as such in a legal proceeding defended by the VAR at the instruction of GAP.


12.  Inventions and Intellectual Property Rights

The VAR shall insure that it or any of its employees will refrain from infringing on the inventions and intellectual property rights of GAP regarding the Contractual Products and will promptly inform GAP. With the above limitation, all future software and hardware development performed by Smart will be the intellectual and legal property of Smart. In the event that the VAR sells any of its intellectual property rights, industrial property rights and inventions, the VAR shall first offer GAP the right to acquire the rights in such inventions, industrial property rights or other intellectual property rights. Conversely, all future software and hardware development performed by GAP will be the intellectual and legal property of GAP.


13.  Confidentiality

Except as necessary for the performance of this agreement, the VAR shall not disclose to third parties any technical or marketing information (e.g. drawings, internal interfaces, software) of a

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confidential  nature which it may acquire in the course of its co-operation with
GAP, and shall also prevent the aforementioned information from being disclosed to or used by unauthorised persons or parties. Where such information is permitted to be passed on to the VAR's sub-VAR(s), the VAR's sub-licensee(s) and the VAR's distributor(s) as the case may be, or to its customers, the VAR's sub-VAR(s), sub-licensee(s) and distributor(s) as the case may be and the customers shall be instructed by the VAR of a substantially similar obligation.

The terms of this provision shall survive the termination of this agreement.


14.  Assignability

The VAR shall neither assign, transfer nor delegate any rights arising from this agreement to third parties without the prior written consent of GAP, which shall not to be unreasonably withheld, except that the VAR will have the expressed right to grant sub-license(s), distributorship(s) or sub-VAR agreement(s) in the Territory under the condition that the sub-licensee(s), the distributor(s) or sub-VAR beneficiary (ies) shall be bound in writing by the same obligations towards GAP as SMART.


15.  Limitation of Liability


15.1.GAP shall be liable only for those damages arising under or in connection with this agreement for which GAP has expressly assumed liability or for which liability is legally compulsory, such as in cases of intent or gross negligence.


15.2.In no event shall GAP be liable for indirect or consequential damages, including loss of profits.



16.  Actions upon Termination


16.1.Upon termination of the Agreement, the VAR shall return to GAP without delay all business records and any copies thereof (in particular, but not limited to, technical data and drawings, price lists, advertising material) herein collectively referred to as the "Documents", which have been made available to it by GAP. Notwithstanding the foregoing, insofar as such business records remain necessary for the execution of orders already received or offers which were submitted as binding, the business records shall be handed over to GAP immediately after the performance of said order or offer has been completed.

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16.2.All  Documents  necessary  to the  claims  of the  VAR  arising  from or in connection with the termination of this agreement shall be excluded from the obligations of return stipulated in paragraph 16.1. in such a way that a copy of the necessary documents can be kept by SMART and the originals returned to GAP.


17.  Duration of Agreement, Exclusivity and Termination

This Agreement shall become effective upon its signature and shall remain in force for an indefinite period of time as long as the VAR is not in default of its obligations and as long as the minimum Contractual Products purchase commitments contained in Annex 3 are met over any twelve-month period from the signature of this agreement.

For calendar year 2003, the minimum purchase commitments are assessed on a quarterly basis, as per Annex 3.

In order to proceed in year 2005 and the following years the Parties will undertake good-faith negociations to renew the VAR starting at the end of calendar year 2004,.

Exclusivity is based on fulfilment of the quarterly or yearly forecasted sales targets as the case may be. If the quarterly targets are not reached the exclusivity arrangements are automatically changed to non-exclusivity either concerning the Contractual Products and/or the Territory.

The countries of Saudi Arabia, UAE, Kuwait, Yemen, Bahrain, Qatar, Syria and Lebanon, initially operating under a non-exclusive right to market the Contractual Products, will earn a status of exclusive Territory and retain such status when several conditions are met:

*    An initial purchase of 250 units, all Contractual Products combined, and

* A minimum purchase of 440 units in the first quarter following the initial purchase, inclusive of the initial purchase, 580 in the second quarter, 820 in the third, 1,000 in the fourth, 5,000 units in the second year following the initial purchase and 12,500 in the third year, all Contractual Products combined.



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2.1. Notwithstanding  the  provisions  of Section 17 either Party is entitled to
     terminate  this  agreement   prematurely  and  with  immediate  effect  for
     important reasons.

An important reason shall be deemed to exist, for example, if:

2.1.1. there exists a Force Majeure or other circumstance beyond a Party's reasonable control which hinders the Party's performance under this agreement for more than six (6) month;

2.1.2. the VAR violates the provisions of Section 10.


2.1.3. a petition is filed against a Party under the provisions of the laws of insolvency or bankruptcy.

2.1.4. the VAR's legal or ownership status or management substantially changes in such a way that GAP's adherence to this agreement cannot reasonably be expected; or

2.1.5. a Party is in serious arrears with respect to its payment commitments or otherwise materially breaches this agreement so that the other Party's adherence to this agreement cannot reasonably be expected.

2.2. Furthermore,   GAP  shall  have  the  right  to  terminate  this  agreement prematurely in the event:

16.1.1 the VAR does not fulfil the minimum sales targets stated in Annex 3 and the preamble.

16.1.2. the VAR does not fulfil substantially the sales and marketing activities stated in Annex ____ 4; or

16.1.3. the VAR acquires, directly or indirectly, a controlling interest in a company competing with GAP in the Terminals business or concludes contracts with such company giving the VAR a dominant influence over such company; or

16.1.4. a company competing with GAP in the Terminals business acquires, directly or indirectly, a controlling interest in the VAR.

The VAR agrees to inform GAP immediately by registered letter of the identity of the company competing with GAP in the Terminals business in which the VAR has acquired an interest or which has acquired an interest in the VAR, and when such interest has been acquired. In that case, GAP shall decide whether it will continue the VAR relationship. GAP shall notify the VAR of its decision within a period of ninety (90) days after receipt of the letter from the VAR. In the event GAP decides to terminate this agreement, the termination shall be effective as of its notification to the VAR.

16.2.If the VAR intents to act as agent or distributor of electric and electronic products of a third party, other than those which compete with Contractual Products, it shall immediately

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     inform GAP thereof. Electric and electronic products which are already sold by the VAR at the time of signature of this agreement are excluded from the reporting requirement.


16.3.Notice of termination shall be given by registered letter. If transmittal by registered letter is not possible, any other form of transmittal shall be deemed sufficient.


16.4.The VAR shall ensure that upon termination of this agreement, all sub-agreements entered into by him shall be cancelled, such that, to the extent feasible, they expire on the day of termination of this agreement.


17.  Notices

     All notices which any of the Parties is required or desires to serve upon the others pursuant to the terms of this Agreement shall be in writing and shall be delivered to the following addresses:


To the VAR:        Smart Technology
                   414 rue Saint-Honore
                   75008 Paris
                   France



To GAP:            GAP AG fur GSM Applikationen und Produkte
                   Bajuwarenring 12a
                   D - 81042 Oberhaching
                   Germany

All notices regarding business administration, ordering, deliveries, pricing, etc., shall also be delivered to the address of GAP.


18.  Arbitration

The parties shall make a good faith effort to settle amicably any dispute or difference arising out of or resulting from this agreement, its Annexes or ancillary agreements regarding its

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performance. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the Parties to the agreement so notifies the other Party in writing.

If an attempt at settlement has failed, the dispute shall be resolved definitely and exclusively by arbitration under the Rules of Arbitration of the International Chamber of Commerce in Paris ("Rules") by three (3) arbitrators appointed in accordance with the Rules.

The place of arbitration shall be Munich, Germany. The procedural law of that place shall apply where the Rules are silent. It is agreed that all documentary submissions, presentations, and proceedings shall be in the English language.

The arbitral award shall be substantiated in writing. The decision of the arbitral tribunal shall be final and binding on the Parties, and judgement upon the arbitral award may be entered in any court having jurisdiction thereof. The arbitral tribunal shall assign the costs of arbitration.


19.  Applicable Law

The contractual relations between the Parties shall be governed by the provisions of this agreement, its Annexes and all other agreements regarding its performance, and otherwise in accordance with the substantive law in force in the Federal Republic of Germany.


20.  Compliance with Export Control Regulations

GAP shall not be obliged to perform deliveries, orders and other obligations under this agreement if that performance is hindered by the applicable import-export laws and regulations of the Federal Republic of Germany, and whenever applicable and restricted to the country (ies) involved.


21.  Written Form

Modifications of or amendments to this agreement shall be valid only when made in writing.




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22.  Legally Void or Unfeasible Provisions

Should individual provisions of this agreement be legally void or unfeasible, the validity of the remaining agreement shall not be affected thereby. In such a case the Parties shall by mutual agreement substitute for the questionable provisions new provisions considered substantially equivalent in economic terms.

Place,                   Date

GAP Aktiengesellschaft                      Smart Technology

/s/ Awa Garlinska                           /s/ Marc E. Asselineau
-------------------------------             -----------------------------

Awa Garlinska, CEO                          Marc E. Asselineau, President


Christoph Kempf
Sales Director Europe



Annex 1 to Annex 5
------------------


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                                     Annex 1

                                     between

                    GAP AG fur GSM Applikationen und Produkte
                      - Hereinafter referred to as "GAP" -
                                       and

SMART TECHNOLOGY, Inc. and all current and future subsidiaries and affiliates - Hereinafter collectively referred to as "Smart" or "The Value-Added Reseller" or "The VAR" Contractual Products referred include:

* Bordcomputer -BCmini Plus - HiTrack exclusive sales rights for France non-exclusive sales rights Saudi Arabia, UAE, Kuwait, Yemen, Bahrain, Qatar, Syria and Lebanon

      HiTrack includes:
            BCmini + GPS/GSM antenna + 14 pin Power Cable + installation & user guide + portable hands free + firmware

* HiPer exclusive sales rights for France non-exclusive sales rights Saudi Arabia, UAE, Kuwait, Yemen, Bahrain, Qatar, Syria and Lebanon

     HiPer + HiPer leather pocket + Power supply + Motion sensor + installation & user guide + firmware

* HiLocate exclusive sales rights for France non-exclusive sales rights Saudi Arabia, UAE, Kuwait, Yemen, Bahrain, Qatar, Syria and Lebanon

     HiLocate server + HiLocate client + Map server All above products including upgrades, options, modifications and succeeding products.


Remark:
Geocalise, France and Mawarid Holding, Saudi Arabia are presently excluded from the exclusivity arrangement and will be handled from GAP directly. Aim is to add both companies to the Agreement as soon as feasible.



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                                     Annex 2

                                     between

                    GAP AG fur GSM Applikationen und Produkte
                      - Hereinafter referred to as "GAP" -
                                       and

SMART TECHNOLOGY, Inc. and all current and future subsidiaries and affiliates - Hereinafter collectively referred to as "Smart" or "The Value-Added Reseller" or "The VAR"


                 Prices and Conditions for Contractual Products

Product           Order number                      Price per unit

HiTrack (as defined in Annex 1)
Incl. BCmini, GSM/GPS antenna,
14 pin power cable, headset     first 500           EUR 592
                                next 500            EUR 575
                                next 1000           EUR 550

As soon as the next higher tranche of
unit volume is reached, the new lower
unit price applies for all orders and
deliveries effected in that new tranche.

Options
26 pin signal cable                             EUR 45
HiDis                                           EUR 770/single units
HiDis (10 units)                                EUR 650/pc
HiDis (50 units)                                EUR 600/pc
Handsfree Car Kit                               EUR 150
Combined antenna                                EUR 69
Scanner                                         EUR 380


HiPer (as defined in Annex 1)
Incl. power supply, motion sensor
and leather bag                 first 500           EUR 592
                                next 500            EUR 575
                                next 1000           EUR 550

As soon as the next higher tranche of unit volume is reached, the new lower unit price applies for all orders and deliveries effected in that new tranche. This pricing clause is valid for one year from the date of signature of this agreement


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Options
Leather bag                                    EUR 13
Superior bag                                   EUR 39
Case holder for car                            EUR 5
Car  charger                                   EUR 39
Power supply                                   EUR 39
Standard battery                               EUR 35
1130 mAh battery                               EUR 45
Tear-off contact                               EUR 35
Trace cable                                    EUR 119
Motion sensor upgrade                          EUR 99
Software upgrade                               EUR 49



HiLocate
HiLocate Basic 3.0 M&G Single User, incl.
ComChannel TC35, device driver HiTrack/HiPer and
Map&Guide map adapter, client, 20 mobile devices                    EUR 2.200
Option
Map&Guide France city map                                           EUR 650
Licenses                - 20 moble devices                          EUR 400
                        - 100 mobile devices                        EUR 800
                        - 500 mobile devices                        EUR 1.600
HiLocate Client including France city map from Map&Guide            EUR 1.250
HiLocate Client including general Europe map from Map&Guide         EUR 1.445
HiLocate Client including all Europe city map from Map&Guide        EUR 2.450


Start-Up Promotion
50 HiPer incl. power supply, motion sensor and leather bag 10 HiTrack incl. BCmini, GSM/GPS antenna, 14 pin power cable, headset EUR 33.000

The Start-Up Promotion order will take effect as soon as the VAR Agreement is signed

Call Center  installation
HiLocate 3.0
            HiLocate Integration Server French version
            2 communication channels TC35
            IBM Informix database
            License for 500 mobile devices
            2 Clients with Map&Guide Map France                     EUR 7.800
2 TC35T incl. GSM antenna, power supply and RS232                   EUR 412
Installation and training, recommended: 5 days.                     EUR 1.200/dy
service contract HiLocate 24% per year                              EUR 1.368
            (including updates and service release)

Repair pices for BCmini
Repair flat rate                                                  Price per unit
exchange housing                                                    EUR 120
exchange GSM-module                                                 EUR 290
exchange GPS-module                                                 EUR 220

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exchange control module                                         EUR 200
Accessories/spare parts      order number                    Price per unit
---------------------------------------------------------------------------
GSM-antenna                    19002                            EUR 25
GPS-antenna                    11001                            EUR 45
Power-Cable                    11002                            EUR 45
portable hands free            11003                            EUR 25
Signal-cable                   11004                            EUR 50

Repair pices for HiPer
Repair flat rate                                             Price per unit
exchange housing                                                EUR 120
exchange GSM-module                                             EUR 190
exchange GPS-module                                             EUR 200

Repair service               one tine initial charge            EUR 49
                                              +EUR 29/ half hour
                                              + material charge

All prices are net prices in EUR ex works Germany to VAR based on the agreed unit volume commitments of the VAR stated in Annex 3. Insurance and freight and all additional taxes are added to the above transfer prices.

For the initial order, payment shall be made either in cash, or against a bank guarantee or an irrevocable letter of credit. For all subsequent orders, payment terms will be 30 days from delivery for orders of up to 50 units

                                     Annex 3

                                     between

                    GAP AG fur GSM Applikationen und Produkte
                      - Hereinafter referred to as "GAP" -
                                       and

SMART TECHNOLOGY, Inc. and all current and future subsidiaries and affiliates - Hereinafter collectively referred to as "Smart" or "The Value-Added Reseller" or "The VAR"



Distributor's forecast for France


                         France       Q1        Q2      Q3      Q4
                                     2003      2003    2003    2003
------------------------------------------- -------- -----------------
HiPer                                 50       100     150     200
HiTrack (all incl. HiLocate)          10       100     150     300
------------------------------------------- -------- -----------------



                         France       Y2        Y3
------------------------------------------- --------
HiPer                               1.250     3.125
HiTrack (all incl. HiLocate)        1.250     3.125
------------------------------------------- --------




                       Middle East              Q1      Q2     Q3     Q4
               Saudi Arabia, UAE, Kuwait,      2003    2003   2003   2003
              Yemen, Bahrain, Qatar, Syria,
                         Lebanon
---------------------------------------------------- ------- -------------
HiPer                                          250     100    150    250
HiTrack (all incl. HiLocate)                   250     100    150    150
---------------------------------------------------- ------- -------------



                       Middle East                  Y2      Y3
               Saudi Arabia, UAE, Kuwait,
              Yemen, Bahrain, Qatar, Syria,
                         Lebanon
-------------------------------------------------------- --------
HiPer                                             2.000   5.000
HiTrack (all incl. HiLocate)                      2.000   5.000
-------------------------------------------------------- --------

                                     Annex 4

                                     between

                    GAP AG fur GSM Applikationen und Produkte
                      - Hereinafter referred to as "GAP" -
                                       and

SMART TECHNOLOGY, Inc. and all current and future subsidiaries and affiliates - Hereinafter collectively referred to as "Smart" or "The Value-Added Reseller" or "The VAR"


Market introduction activities to be done in the first year

Advertising
      Promotional CD-ROM on company and products.
      Advertising in trade publications.

Public Relations
      Promotional campaign with TV channels and mass-market periodicals. PR with regulatory authorities.


Mailing
      Mailing to the distributors' networks within the Territory, to local municipal services, to large accounts and government-owned enterprises and institutions.

Exhibitions
      Participation to major trade shows.

Internet
      Website with Flash animation and audio.

                                     Annex 5

                                     between

                    GAP AG fur GSM Applikationen und Produkte
                      - Hereinafter referred to as "GAP" -
                                       and

SMART TECHNOLOGY, Inc. and all current and future subsidiaries and affiliates - Hereinafter collectively referred to as "Smart" or "The Value-Added Reseller" or "The VAR"


Processing of after sales service and repair for GAP products
-------------------------------------------------------------


      1.          Principles
To ensure our client's satisfaction, GAP has available in Germany a timely and high - quality service hotline at the VAR's disposal.


      2. Processing of service between the VAR and the GAP hotline For after sales service the VAR can call the service hotline at

                    Support@gapag.de
                                 GAP hotline: + 49 89 66 66 95 - 660
                                 GAP telefax: + 49 89 66 66 95 - 510


* If devices are defective, GAP's hotline will diagnose the problem and will, if necessary, arrange for an exchange. As a rule, the VAR will then receive the exchange unit within one week.

* If the manufacturer's warranty, which has been granted by GAP to the VAR is still valid, the exchange will be effected by regular mail. As soon as the defective device reaches GAP, the exchange unit will be sent to the VAR.

The defective devices have to be forwarded to the following address: GAP AG, service department, Bajuwarenring 12A, 82041 Oberhaching, Germany


* Antennas, attachments and connection cables remain at the VAR and will not be replaced. If the VAR has already sent antennas and attachments to GAP, GAP will charge for replacement of these pieces at the current price list (see Annex 2) without checking them.

* If, according to the manufacturer's warranty, GAP is responsible for the defect of the device, the replacement or the repair will be free of charge.

* If the manufacturer's warranty has expired, the current repair cost schedule and price list will be charged as appropriate (see Annex 2).

      2.          Warranty conditions
GAP grants a manufacturer warranty to the VAR. The warranty terms and conditions are included in the service instructions manuals.


      3.          Delivery and settlement
4.1. The repair and replacement prices are in accordance with the current GAP price list (see Annex 2). 4.2. The deliveries of GAP to the VAR as well as the VAR's return of defective devices to GAP will be effected Ex Works. Other types of deliveries may be charged shipping costs on a case-by-case basis.

4.3. GAP reserves the right to determine that the components of the exchange devices will differ from the components of Terminals shipped against purchase orders. Exchange devices will be sent without antennas, connection cables and service instructions. In these cases, the devices will have different serial numbers and will be shipped under special packaging.


      4.          Definition of write off
A write off is defined as products that are not able to be repaired (damage through abuse of products). Criteria for abuse of products leads to warranty cancellation:

*    Damage through fire (e.g. short-circuit)

*    Damage through corrosion (e. g. liquids entering into board computer)

* Abuse by tempering by unauthorised repair personnel (e.g. damaged screws, wrong soldering, wrong mechanical assembly, damaged warranty seal)

*    Mechanical  damage  (breakage,   scratches,   cracks,   shape  alterations,
     knock-off parts, tearing of soldered joints)

* Damage due to careless use (climate, third-party accessories, vibrations or blows, surrounding atmosphere, non-OEM or knock-off parts inside, dust or chemical deposits).

     The prices for new exchange devices in case of total loss are mentioned in Annex 2